Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.

6% CONVERTIBLE NOTE

US$	December 21, 2004

FOR VALUE RECEIVED, Velocity Express Corporation, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of                              (the “Holder”), having an address at                             , at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of                              United States Dollars ($                    ), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to six percent (6.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum, compounding annually, and continuing on the outstanding principal until this 6% Convertible Note (the “Note”) is converted into Series M Preferred Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on the earlier of (i) April 30, 2005 or (ii) the date on which the Company’s stockholders vote not to approve the conversion of this Note (the earlier of such dates, the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

From and after the Stated Maturity Date, all amounts due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of nineteen percent (19%). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

The obligations of the Company under this Note are secured by security interests in certain collateral granted by the Company pursuant to the terms of a Security Agreement of even date herewith.

1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Amendment” has the meaning set forth in Section 5(a).

“BET” means BET Associates, L.P.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Designations” means the Certificate of Designation of Preferences and Rights of Series M Convertible Preferred Stock attached as Exhibit A to the Purchase Agreement.

“Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) (excluding TH Lee Putnam Ventures, L.P. and its Affiliates) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person; or (iv) any “change of control” or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of the Company shall occur; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the shareholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Common Stock” shall mean the Common Stock, par value $0.004 per share, of the Company, and any securities into which the Common Stock is hereafter reclassified.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument (but excluding options or warrants with an exercise price of $0.51 or more) that are at any time convertible into or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the first paragraph herein.

“Conversion Date” has the meaning set forth in Section 5(a).

“Conversion Price” shall mean such price per share determined as follows: $.0737, multiplied by a fraction, the numerator of which shall be the number of shares of the Company’s Common Stock, on a fully-diluted, as-converted basis (including Common Stock and Common Stock Equivalents) existing as of the date of this Note, and the denominator of which shall be the number of shares of the Company’s Common Stock, on a fully-diluted, as-converted basis (including Common Stock and Common Stock Equivalents) existing as of the Conversion Date.

“Designated Event Repurchase Date” has the meaning set forth in Section 4(a).

“Designated Event Repurchase Notice” has the meaning set forth in Section 4(c).

“Designated Event Repurchase Price” has the meaning set forth in Section 4(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Event of Default” shall have the meaning ascribed to such term in Section 6 herein.

“Holder” shall have the meaning ascribed to such term in the first paragraph herein.

“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of November 26, 2003, among BET, the Company, Velocity Express, Inc. and Fleet Capital Corporation.

“Investors” shall have the meaning ascribed to such term in the Purchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Note” shall have the meaning ascribed to such term in the first paragraph herein.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of December 21, 2004, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of December 21, 2004, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Series M Preferred Stock” means the Series M Convertible Preferred Stock, par value $0.004 per share, of the Company having the relative rights, preferences and designations set forth in the Certificate of Designations.

“Stated Maturity Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Stockholder Approvals” means the approval of the Proposals (as defined in the Purchase Agreement) by the stockholders of the Company in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

2. Purchase Agreement. This Note is one of the several 6% Convertible Notes of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. No Right of Prepayment or Redemption. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

4. Repurchase of the Note at the Option of the Holder Upon Certain Events.

If a Change of Control occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price (the “Designated Event Repurchase Price”) equal to the greater of (A) the amount that the Holder of this Note would have received had the principal of this Note and all accrued interest thereon been converted into Series M Preferred Stock and such shares of Series M Preferred Stock been converted into Common Stock immediately prior to the Change of Control; provided, however, that this clause (A) would only apply to a Change of Control of the type specified in clauses (i), (ii) and (iii) of the definition of “Change of Control”; or (B) 101% of the principal amount of this Note, plus accrued and unpaid interest to, but not including, the date that is ten (10) days following the date of the notice of a Change of Control delivered by the Company pursuant to clause (b) below (the “Designated Event Repurchase Date”), in each case subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below.

(a) No later than one (1) Business Day after the occurrence of a Designated Event, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Change of Control and the date of such Change of Control, (ii) specify the Designated Event Repurchase Price and (iii) the Designated Event Repurchase Date.

(b) The Holder may exercise its rights specified in this Section 4 upon delivery to the Company of (i) a written notice of purchase (a “Designated Event Repurchase Notice”) to the Company at any time on or prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Designated Event Repurchase Date and (ii) this Note.

(c) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

5. Conversion.

(a) Prior to receipt of the Stockholder Approvals, this Note shall not be convertible. Following receipt of the Stockholder Approvals, this Note shall automatically and with no action on the part of the Holder convert into fully paid and nonassessable shares of Series M Preferred Stock upon satisfaction of the requirements of this Section 5. Promptly upon receipt of the Stockholder Approvals, but in no event more than two (2) Business Days thereafter, the Company shall file the Certificate of Designations and an appropriate amendment to the Company’s Certificate of Incorporation to effect the Capital Increase (the “Amendment”), which, by their terms, shall become effective upon filing with the Secretary of State of Delaware. Upon the effectiveness of the Certificate of Designations and the Amendment, the Company shall notify the Holder of such effectiveness. Within one (1) Business Day after the Certificate of Designations and the Amendment become effective, the Company shall deliver to the Holder (i) evidence that the Conversion Shares (as defined in the Certificate of Designations) have been approved for listing on the Nasdaq SmallCap Market upon official notice of issuance, (ii) an opinion of counsel to the Company, in form and substance reasonably acceptable to the Holder and addressing the status of the Series M Preferred Stock and such other legal matters as the Holder may reasonably request and (iii) updates of the certificates delivered by the Company pursuant to Section 6.1(h) and (i) of the Purchase Agreement. The date on which all of such deliveries are made is hereinafter referred to as the “Conversion Date”. On the Conversion Date, this Note and all interest accrued thereon shall be automatically converted into such number of fully paid and nonassessable shares of Series M Preferred Stock as is obtained by: (i) adding (A) the principal amount of this Note and (B) the amount of any accrued but unpaid interest on this Note and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect.

(b) Promptly after the Conversion Date, the Holder of this Note shall deliver this Note to the Company (or, in lieu thereof, an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Series M Preferred Stock shall be issued. Promptly following the surrender of this Note (receipt of the written notice referred to in Section 5(a) above and surrender of this Note (or, in lieu thereof, delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) as aforesaid, but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Series M Preferred Stock issuable upon the conversion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the Conversion Date, and at such time, the rights of the Holder shall cease with respect to the Note being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Series M Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Series M Preferred Stock. If any fractional share of Series M Preferred Common Stock would, except for the provisions of the first sentence of this Section 5(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Liquidation Amount (as defined in the Certificate of Designations) multiplied by such fractional share amount.

(d) Prior to the earlier of (i) the Stated Maturity or (ii) the Conversion Date, the Company shall not and shall not agree to or obligate itself to effect or approve any issuance of its capital stock (other than with respect to Convertible Securities which are outstanding prior to the date hereof (provided such Convertible Securities are not amended after the date hereof)), stock split, reverse stock split, stock dividend or other reclassification or combination of any class or series of its capital stock.

(e) Prior to the Conversion Date, the Company shall not take any action or agree or obligate itself to take any action that would require the approval of the holders of the Series M Preferred Stock pursuant to Section 6 of the Certificate of Designations if such Certificate of Designations were in effect.

6. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;

(b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the Purchase Agreement or the other Transaction Documents (other than the Consents and Waivers), whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) the Company and/or its Subsidiaries fail to make a required payment or payments on indebtedness for borrowed money of Five Hundred Thousand United States Dollars ($500,000) or more in aggregate principal amount and such failure continues for more than ten (10) days; provided, however, that no Event of Default under this Section 6(c) shall occur as a result of Borrower not making a principal payment due on the Subordinated Obligations (as defined in the Intercreditor Agreement) on either January 31, 2005 or April 30, 2005 to the extent such payment is prohibited by Section 2.2(b) of the Intercreditor Agreement, even if BET attempts to claim that such occurrence is an “Event of Default” under the Subordinated Loan Documents (as defined in the Intercreditor Agreement);

(d) there shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or its Subsidiaries of Five Hundred Thousand United States Dollars ($500,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Five Hundred Thousand United States Dollars ($500,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

(g) any Lien created by the Security Agreement shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Investors free and clear of all other Liens, except for Liens securing Senior Debt and Liens permitted by the Senior Debt or, except for expiration or termination in accordance with its terms, the Security Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company;

(h) the Company is in breach of the requirements of Section 7.9 of the Purchase Agreement or Sections 5(d) or 5(e) hereof;

(i) any representation or statement of fact made in the Purchase Agreement or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished;

(j) the Company fails to observe or perform in any material respect any of its covenants contained in the Purchase Agreement or any other Transaction Document (other than the Consents and Waivers) (other than any failure which is covered by Section 7(a), (b) or (h)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof; or

(k) the Company fails to obtain the Stockholder Approvals on or prior to the Stated Maturity Date.

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (k), and (B) automatically, with respect to (e). Upon the occurrence of an Event of Default, the Holder shall have the right to exercise any other right, power or remedy as may be provided herein or in the Security Agreement or as may be provided at law or in equity.

7. No waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

8. Amendments in Writing. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Company expressly referring to this Note and setting forth the provision so excluded, modified or amended.

9. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Purchase Agreement. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11. Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

12. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

13. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

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VELOCITY EXPRESS CORPORATION

By:
Name:
Title: